Exhibit 99.1

July 28, 2003

DTE ENERGY REPORTS SECOND QUARTER EARNINGS

     DETROIT — DTE Energy (NYSE: DTE) today reported a loss of $23 million, or $0.13 per diluted share for the second quarter ended June 30, 2003, compared with reported earnings of $68 million, or $0.42 per diluted share for the same period last year. Operating earnings for the second quarter 2003 were $79 million, or $0.48 per diluted share, which is comparable to operating earnings of $86 million, or $0.53 per diluted share for the same period in 2002.

     Reported earnings for the six months ended June 30, 2003 were $132 million, or $0.79 per share versus $268 million or $1.66 per share in 2002. Year-to-date operating earnings were $257 million, or $1.53 per share, compared to $267 million, or $1.65 per share in 2002.

     A reconciliation of reported to operating earnings per share for both the quarter ended and six months ended June 30 can be found at the end of this release. DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings power from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors regarding its earnings outlook and results. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the DTE Energy Board of Directors.

     Operating earnings results for the second quarter of 2003, by business unit, were as follows:

•	DTE Energy Resources earnings were $0.65 per share versus $0.48 per share in the second quarter of 2002. The regulated operations of this business unit, which include the power generation services of Detroit Edison, decreased $0.06 per share versus last year. The decrease in the regulated operations was driven by decreased cooling demand due to mild weather, lower margins resulting from the Customer Choice program, and continued pressure from higher pension and healthcare benefit costs. The non-regulated operations of this business unit include the company’s energy services, energy marketing and trading, coal services and landfill gas recovery (biomass) businesses. Non-regulated operations contributed an incremental $0.23 per share versus 2002, due to higher synthetic fuel production in the energy services operations, partially offset by unfavorable mark-to-market earnings at the energy marketing and trading business.

•	DTE Energy Distribution posted a loss of $0.07 per share versus earnings of $0.09 per share for the same period last year. The regulated operations of this business unit include the electric distribution services of Detroit Edison. These regulated operations experienced a year-over-year decline of $0.16 per share, driven by the impact of mild weather, the restoration costs from an April 2003 ice storm, increased costs for customer service process improvements, and increased pension and healthcare benefit costs. The non-regulated operations of this business unit consist primarily of DTE Energy Technologies, which markets and distributes a broad portfolio of distributed generation products and services. Losses were flat year-over-year for this business at $0.02 per share.

- more -

•	DTE Energy Gas had a loss of $0.01 per share versus earnings of $0.04 per share for the same period last year. The regulated operations include the gas distribution services provided by Michigan Consolidated Gas Co. (MichCon). Regulated operations were down $0.04 per share in the second quarter, largely due to increased pension and healthcare benefit costs. Non-regulated operations include the production of gas in northern Michigan and the gathering, processing and storing of gas. The earnings of these operations decreased by $0.01 per share year-over-year.

•	Corporate & Other includes interest costs, as well as certain non-regulated investments, including assets held for sale and in emerging energy technologies. Corporate & Other losses were $0.09 per share versus $0.08 per share for the same period last year.

     DTE Energy’s reported earnings for the second quarter include a negative $100 million effective tax rate adjustment. This quarterly adjustment is required by Generally Accepted Accounting Principles to maintain a quarterly effective tax rate consistent with the estimated annual rate and does not impact total year earnings. This adjustment is necessary because the company’s quarterly pre-tax income and Section 29 tax credits earned from its synthetic fuels business have different quarterly profiles. Typically, tax credits recognized are shifted from the first two quarters to the second half of the year. The company’s reduction in its synthetic fuel production levels in the second half of the year (announced June 17, 2003) magnifies this shift and subsequently produced a higher effective tax rate adjustment in the second quarter. In addition, this reduction causes the total year effective tax rate to increase.

     “Our weak second-quarter results demonstrate the continued cost pressures that hinder our two utilities, Detroit Edison and MichCon,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “We continue to face rising costs of pensions and healthcare benefits, and to make investments to improve our infrastructure and customer service. Neither Detroit Edison nor MichCon have had a rate increase in nearly a decade. It is critical that both utilities be granted rate relief by the Michigan Public Service Commission at the earliest possible date to ensure their continued financial health.

     “In addition, it is essential that structural changes to the state’s Customer Choice program be implemented in a timely fashion,” Earley said. “The program, as structured, sends incorrect pricing signals to program participants and places the cost burden of the program with Detroit Edison. This structure is neither competitive nor sustainable and further exacerbates the financial pressures facing the company.”

     Concerning the company’s non-regulated businesses, Earley said that while DTE Energy’s non-regulated businesses posted year-over-year growth, a business decision was announced June 17, 2003, to reduce the production levels at the company’s synthetic fuels business until there was more certainty regarding the timing and outcome of the IRS review of chemical change.

     “Lower production volumes will negatively impact the financial performance of this business this year but it was a prudent decision given the company’s inability to fully use the tax credits that this business generates and the uncertainty of the IRS review,” Earley said. “As we work with the IRS to resolve this issue, we continue our strategy of expanding our portfolio of non-regulated businesses to ensure future growth opportunities for DTE Energy.”

     David E. Meador, DTE Energy senior vice president and chief financial officer, commented on other financial issues.

- more -

     “Our already strong cash flow, liquidity and leverage metrics remain on target for the year,” Meador said. “We continue to aggressively manage capital expenditures and costs within our control to improve our financial health. We believe that DTE Energy remains a financially sound, well-positioned company. We look forward to a favorable resolution to the uncertainties surrounding our pending rate cases and the IRS’ synthetic fuel review so that we may emerge an even stronger company.”

     This earnings announcement, as well as a package of detailed financial information, is available on the company’s website at www.dteenergy.com in the “Investors” page.

     DTE Energy will provide an overview of its second quarter earnings and its financial outlook for 2003 as part of its webcast meeting with the investment community at 8:30 a.m. EDT Friday, Aug. 1. Investors, the news media and the public may listen to a live Internet broadcast of the DTE Energy webcast at www.dteenergy.com.

     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at www.dteenergy.com.

     The information contained in this document is as of the date of this news release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This news release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to, timing and extent of changes in interest rates; access to the capital markets and capital market conditions and other financing efforts which can be affected by credit agency ratings required; resolution of the IRS review of chemical change at synthetic fuel facilities; ability to utilize Section 29 tax credits or sell interest in facilities producing such credits; the level of borrowings; the effects of weather and other natural phenomena on operations and actual sales; economic climate and growth in the geographic areas in which DTE Energy does business; unplanned outages; the cost of protecting assets against or damage due to terrorism; nuclear regulations and risks associated with nuclear operations; the grant of rate relief by the MPSC for the utilities; changes in the cost of fuel, purchased power and natural gas; the effects of competition; the implementation of electric and gas customer choice programs; the implementation of electric and gas utility restructuring in Michigan; environmental issues, including changes in the climate, and regulations, and the contributions to earnings by non-regulated businesses. This news release should also be read in conjunction with the forward-looking statements in DTE Energy’s, MichCon’s and Detroit Edison’s 2002 Form 10-K Item 1, and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison.

Members of the Media — For Further Information:

Lorie N. Kessler	Scott Simons
(313) 235-8807	(313) 235-8808

Analysts — For Further Information:

Investor Relations
(313) 235-8030

DTE ENERGY COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30		June 30

	2003	2002	2003	2002
(in Millions, Except per Share Amounts)
Operating Revenues	$1,600	$1,474	$3,695	$3,368

Operating Expenses
Fuel, purchased power and gas	493	403	1,306	1,138
Operation and maintenance	720	623	1,475	1,166
Depreciation, depletion and amortization	180	180	377	369
Taxes other than income	87	81	184	174

	1,480	1,287	3,342	2,847

Operating Income	120	187	353	521

Other (Income) and Deductions
Interest expense	132	136	265	272
Preferred stock dividends of subsidiaries	6	5	12	13
Interest income	(7)	(6)	(15)	(11)
Other income	(18)	(28)	(31)	(37)
Other expenses	18	27	51	42

	131	134	282	279

Income (Loss) Before Income Taxes	(11)	53	71	242
Income Tax Expense (Benefit)	10	(8)	(16)	(11)

Income (Loss) from Continuing Operations	(21)	61	87	253

Discontinued Operations — ITC:
Income from operations	—	7	5	15
Gain on sale	(2)	—	67	—

	(2)	7	72	15

Cumulative Effect of Accounting Changes:
Asset retirement obligations	—	—	(11)	—
Energy trading activities	—	—	(16)	—

	—	—	(27)	—

Net Income (Loss)	$(23)	$68	$132	$268

Basic Earnings (Loss) per Common Share
Income from continuing operations	$(.12)	$.38	$.53	$1.57
Discontinued operations	(.01)	.04	.43	.09
Cumulative effect of accounting changes	—	—	(.17)	—

Total	$(.13)	$.42	$.79	$1.66

Diluted Earnings (Loss) per Common Share
Income from continuing operations	$(.12)	$.38	$.52	$1.57
Discontinued operations	(.01)	.04	.43	.09
Cumulative effect of accounting changes	—	—	(.16)	—

Total	$(.13)	$.42	$.79	$1.66

Average Common Shares
Basic	168	161	167	161
Diluted	168	162	168	162
Dividends Declared per Common Share	$.515	$.515	$1.03	$1.03

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30

	2003				2002

	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Energy Resources
Regulated — Power Generation	$0.28	$—		$0.28	$0.34	$—		$0.34
Non-regulated
Energy Services	0.46	—		0.46	0.18	—		0.18
Energy Marketing & Trading	(0.09)	—		(0.09)	(0.03)	—		(0.03)
Other	—	—		—	(0.01)	—		(0.01)

Total Non-regulated	0.37	—		0.37	0.14	—		0.14

	0.65	—		0.65	0.48	—		0.48

Energy Distribution
Regulated — Power Distribution	(0.05)	—		(0.05)	0.11	—		0.11
Non-regulated	(0.02)	—		(0.02)	(0.02)	—		(0.02)

	(0.07)	—		(0.07)	0.09	—		0.09

Energy Gas
Regulated — Gas Distribution	(0.05)	—		(0.05)	(0.01)	—		(0.01)
Non-regulated	0.04	—		0.04	0.05	—		0.05

	(0.01)	—		(0.01)	0.04	—		0.04

Corporate and Other	(0.69)	0.60	E	(0.09)	(0.23)	0.15	E	(0.08)

	(0.69)	0.60		(0.09)	(0.23)	0.15		(0.08)

Income (Loss) from Continuing
Operations
Regulated	0.18	—		0.18	0.44	—		0.44
Non-regulated	(0.30)	0.60		0.30	(0.06)	0.15		0.09

	(0.12)	0.60		0.48	0.38	0.15		0.53

Discontinued Operations — ITC
Income from operations	—	—		—	0.04	(0.04)	F	—
Gain on sale	(0.01)	0.01	G	—	—	—		—

	(0.01)	0.01		—	0.04	(0.04)		—

Cumulative Effect of Accounting
Changes
Asset retirement obligations	—	—		—	—	—		—
Energy trading activities	—	—		—	—	—		—

	—	—		—	—	—		—

Net Income (Loss)	$(0.13)	$0.61		$0.48	$0.42	$0.11		$0.53

Adjustments Key
A)	Adjustment of EITF 98-10 accounting change	Flowback of the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
B)	Loss on sale of steam heating business	Sold Detroit Edison steam heating business
C)	Disallowance of gas costs	Reserve for the potential disallowance of MichCon 2002 gas procurement costs
D)	Contribution to DTE Energy Foundation	Used portion of ITC sale proceeds to fund the DTE Energy Foundation
E)	Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted
F)	Adjust for discontinued operations of ITC	Sold International Transmission Company
G)	Gain on sale of ITC	Sold International Transmission Company
H)	Asset retirement obligations	Cumulative effect of a change in accounting principle from adoption of SFAS 143
I)	Adjustment of EITF 98-10 accounting change	Cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30

	2003				2002

	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Energy Resources
Regulated — Power Generation	$0.42	$—		$0.42	$0.73	$—		$0.73
Non-regulated
Energy Services	0.76	—		0.76	0.38	—		0.38
Energy Marketing & Trading	0.17	(0.09)	A	0.08	0.08	—		0.08
Other	0.01	—		0.01	(0.01)	—		(0.01)

Total Non-regulated	0.94	(0.09)		0.85	0.45	—		0.45

	1.36	(0.09)		1.27	1.18	—		1.18

Energy Distribution
Regulated — Power Distribution	(0.07)	0.08	B	0.01	0.28	—		0.28
Non-regulated	(0.05)	—		(0.05)	(0.04)	—		(0.04)

	(0.12)	0.08		(0.04)	0.24	—		0.24

Energy Gas
Regulated — Gas Distribution	0.31	0.10	C	0.41	0.33	—		0.33
Non-regulated	0.08	—		0.08	0.09	—		0.09

	0.39	0.10		0.49	0.42	—		0.42

		0.06	D
Corporate and Other	(1.11)	0.86	E	(0.19)	(0.27)	0.08	E	(0.19)

	(1.11)	0.92		(0.19)	(0.27)	0.08		(0.19)

Income (Loss) from Continuing
Operations
Regulated	0.66	0.18		0.84	1.34	—		1.34
Non-regulated	(0.14)	0.83		0.69	0.23	0.08		0.31

	0.52	1.01		1.53	1.57	0.08		1.65

Discontinued Operations — ITC
Income from operations	0.03	(0.03)	F	—	0.09	(0.09)	F	—
Gain on sale	0.40	(0.40)	G	—	—	—		—

	0.43	(0.43)		—	0.09	(0.09)		—

Cumulative Effect of Accounting
Changes
Asset retirement obligations	(0.07)	0.07	H	—	—	—		—
Energy trading activities	(0.09)	0.09	I	—	—	—		—

	(0.16)	0.16		—	—	—		—

Net Income	$0.79	$0.74		$1.53	$1.66	$(0.01)		$1.65

Adjustments Key

A)	Adjustment of EITF 98-10 accounting change	Flowback of the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
B)	Loss on sale of steam heating business	Sold Detroit Edison steam heating business
C)	Disallowance of gas costs	Reserve for the potential disallowance of MichCon 2002 gas procurement costs
D)	Contribution to DTE Energy Foundation	Used portion of ITC sale proceeds to fund the DTE Energy Foundation
E)	Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted
F)	Adjust for discontinued operations of ITC	Sold International Transmission Company
G)	Gain on sale of ITC	Sold International Transmission Company
H)	Asset retirement obligations	Cumulative effect of a change in accounting principle from adoption of SFAS 143
I)	Adjustment of EITF 98-10 accounting change	Cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10